UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22. 2012

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

SHILOH INDUSTRIES REPORTS FIRST QUARTER 2012 RESULTS

Item 9.01. Financial Statements and Exhibits

SHILOH INDUSTRIES REPORTS FIRST QUARTER 2012 RESULTS

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. dated February 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2012	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.                        Description

99.1            Press Release of Shiloh Industries, Inc. dated February 22, 2012

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
(330) 558-2600

SHILOH INDUSTRIES REPORTS FIRST QUARTER 2012 RESULTS

Valley City, OH, February 22, 2012 - Shiloh Industries, Inc. (Nasdaq: SHLO) today reported financial results for the first quarter of its fiscal year ending October 31, 2012.

First Quarter Highlights:

•	Sales revenue for the quarter increased to $132.4 million, an increase of 21.7% from the prior year quarter.

•	Operating income for the quarter increased to $3.1 million, an increase of 142.8% from the prior year quarter.

•	Net income of $0.09 per share diluted for the quarter compared to a net income of $0.03 per share diluted in the prior year quarter.

•	Total debt at January 31, 2012 was $28.2 million resulting in a net debt to total capitalization ratio of 20.5%.

•
On January 31, 2012, the Company entered into a First Amendment Agreement of its Credit and Security Agreement with a modification to the calculation of the fixed charge coverage ratio to allow for payment of a special dividend of $0.50 per share declared on February 1, 2012 and other modifications to allow the Company to participate in certain customer-sponsored financing arrangements allowing for early, discounted payments of Company invoices.

Sales for the first quarter ended January 31, 2012 were $132.4 million, an increase of 21.7% from $108.8 million in the first quarter of fiscal year 2011. The North American car and light truck industry production volumes increased by 16.9% compared to the first quarter of the prior year, while the production of the traditional domestic manufacturers' production volumes increased by 19.4%. The Company's sales revenue increased above the industry statistics due to a favorable mix of vehicle platforms, the impact of new programs launched since the first quarter of the prior year and an increase in the heavy truck market that the Company also supplies.
The Company reported operating income of $3.1 million or 2.3% of sales in the first quarter of fiscal year 2012 compared to $1.3 million or 1.2% of sales in the first quarter of fiscal year 2011. Continued focus and improvements in our Manufacturing and Selling, General and Administrative costs, along with the increased sales volume, helped the Company achieve these improved results.
Interest expense for the first quarter of the fiscal year was $0.3 million compared to $0.5 million in the prior year first quarter as a result of a reduction in average borrowing rates from the Company's amended and restated Credit Agreement entered into in April 2011.
Net income for the first quarter of fiscal year 2012 was $1.6 million or $0.09 per share diluted compared to the first quarter of 2011 net income of $0.5 million or $0.03 per share diluted.
In commenting on the results of first quarter 2012, Theodore K. Zampetis, President and CEO, said “The first quarter of our fiscal year 2012 evolved as expected, with improved vehicle production schedules in both the automotive and heavy truck industries. As the vehicle build levels improve, so does our operating leverage and our focused and consistent execution on accelerating the improvement of our operating efficiencies, cash generation and profitable growth opportunities.”

Mr. Zampetis concluded, “As we move forward we like what we see so far in terms of industry trends and vehicle demand in North America for 2012 and beyond. We are optimistic in the prospects of our new product and process innovations, strategic footprint, customer relationships and remain sharply focused on disciplined execution.”

Headquartered in Valley City, Ohio, Shiloh Industries is a leading manufacturer of first operation blanks, engineered welded blanks, complex stampings and modular assemblies for the automotive and heavy truck industries. The Company has 14 wholly owned subsidiaries at locations in Ohio, Georgia, Michigan, Tennessee, Kentucky, and Mexico, and employs approximately 1,350.

A conference call to discuss first quarter of fiscal 2012 results will be held on Wednesday, February 22, 2012, at 11:00 a.m. (ET). To listen to the conference call, dial (888) 587-0613 approximately five minutes prior to the start time and request the Shiloh Industries first quarter conference call.

Certain statements made by Shiloh Industries, Inc. in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include the ability of the Company to accomplish its strategic objectives with respect to implementing its sustainable business model; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, the Company's primary raw material, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Credit Agreement or a decrease in customer demand which could cause a covenant default under the Credit Agreement; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	January 31, 2012	October 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$222	$20
Accounts receivable, net of allowance for doubtful accounts of $504 and $568 at January 31, 2012 and October 31, 2011, respectively	78,134	76,632
Related-party accounts receivable	1,989	434
Income tax receivable	589	1,688
Inventories, net	36,781	33,976
Deferred income taxes	2,228	2,228
Prepaid expenses	1,552	1,725
Total current assets	121,495	116,703
Property, plant and equipment, net	118,652	121,467
Deferred income taxes	932	918
Other assets	1,407	1,586
Total assets	$242,486	$240,674
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$215	$428
Accounts payable	57,700	57,214
Other accrued expenses	21,546	23,733
Total current liabilities	79,461	81,375
Long-term debt	28,000	25,700
Long-term benefit liabilities	23,553	24,019
Other liabilities	2,016	1,928
Total liabilities	133,030	133,022
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2012 and October 31, 2011, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 16,769,392 and 16,762,428 shares issued and outstanding at January 31, 2012 and October 31, 2011, respectively	168	168
Paid-in capital	64,175	63,950
Retained earnings	69,900	68,321
Accumulated other comprehensive loss: Pension related liability, net	(24,787)	(24,787)
Total stockholders’ equity	109,456	107,652
Total liabilities and stockholders’ equity	$242,486	$240,674

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,
	2012	2011
Revenues	$132,371	$108,790
Cost of sales	122,709	102,445
Gross profit	9,662	6,345
Selling, general and administrative expenses	6,648	5,086
Asset recovery	(65)	(9)
Operating income	3,079	1,268
Interest expense	285	506
Other income (expense), net	47	(2)
Income before income taxes	2,841	760
Provision for income taxes	1,262	253
Net income	$1,579	$507
Earnings per share:
Basic earnings per share	$0.09	$0.03
Basic weighted average number of common shares	16,765	16,634
Diluted earnings per share	$0.09	$0.03
Diluted weighted average number of common shares	16,856	16,847

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)

	Three Months Ended January 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,579	$507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,054	5,914
Recovery of impairment	(65)	(9)
Amortization of deferred financing costs	87	197
Deferred income taxes	(14)	33
Stock-based compensation expense	209	158
Loss (gain) on sale of assets	18	(10)
Changes in operating assets and liabilities:
Accounts receivable	(3,057)	10,468
Inventories	(2,805)	(1,531)
Prepaids and other assets	305	472
Payables and other liabilities	(962)	(6,297)
Accrued income taxes	1,100	(220)
Net cash provided by operating activities	1,449	9,682
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,983)	(4,883)
Proceeds from sale of assets	137	9
Net cash used in investing activities	(1,846)	(4,874)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term borrowings	—	(89)
Payment of dividends	—	(2,004)
Increase in overdraft balances	(1,678)	(1,047)
Proceeds from long-term borrowings	4,900	1,700
Repayments of long-term borrowings	(2,600)	(3,700)
Payment of deferred financing costs	(40)	—
Proceeds from exercise of stock options	17	377
Net cash provided by (used) in financing activities	599	(4,763)
Net increase in cash and cash equivalents	202	45
Cash and cash equivalents at beginning of period	20	34
Cash and cash equivalents at end of period	$222	$79
Supplemental Cash Flow Information:
Cash paid for interest	$289	$292
Cash paid for income taxes	$89	$463